Exhibit 4.2


                      AMENDMENT NO. 2 TO RIGHTS AGREEMENT


         AMENDMENT NO. 2 (this "Amendment"), dated as of July 6, 2005, to the Rights Agreement, dated as of November 19, 1999, between PacifiCare Health Systems, Inc., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon"), as rights agent, as amended (the "Agreement") on February 9, 2005 to remove ChaseMellon as rights agent and to appoint Computershare Investor Services, LLC (the "Rights Agent") as successor rights agent.

         WHEREAS, Section 27 of the Agreement provides that prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Agreement without the approval of any holders of the Rights; and

         WHEREAS, the Company, UnitedHealth Group Incorporated, a Minnesota corporation ("Parent"), and Point Acquisition LLC, a Delaware limited liability company ("Merger Sub"), are entering into an Agreement and Plan of Merger, dated as of July 6, 2005, (the "Merger Agreement"), pursuant to which Parent will acquire the Company; and

         WHEREAS, the Board of Directors has determined that it is in the best interests of the Company and its stockholders and consistent with the objectives of the Board of Directors in adopting the Agreement to amend the Agreement to except the Merger Agreement and the transactions contemplated thereby from the Agreement; and

         WHEREAS, the Company has delivered to the Rights Agent a certificate, dated as of the date hereof, of an appropriate officer of the Company certifying that this Amendment is in compliance with the terms of Section 27 of the Agreement and instructing the Rights Agent to execute and deliver this Amendment.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

                                   ARTICLE 1
                                   AMENDMENT

1.1. Amendment to Definition of "Acquiring Person". Section 1(a) of the Agreement shall be amended by inserting the following provisions at the end of Section 1(a):

                  "Notwithstanding the foregoing or any provision to the contrary in this Agreement, none of UnitedHealth Group Incorporated, a Minnesota corporation, ("Parent"), its Subsidiaries, Affiliates or Associates, including Point Acquisition, LLC, a Delaware limited liability company ("Merger Sub"), is, nor shall any of them be deemed to be, an Acquiring Person by virtue of (i) their acquisition, or their right to acquire, beneficial ownership of Common Shares as a result of their execution of the Agreement and Plan of Merger, dated as of July 6, 2005 by and among Parent, Merger Sub and the Company (as it may be amended from time to time, the "Merger Agreement"), (ii) the consummation of the Merger (as defined in the Merger Agreement), or (iii) any other transaction contemplated by the Merger Agreement, it being the purpose of the Company in adopting this amendment to the Agreement that neither the execution of the Merger Agreement by any of the parties nor the consummation of the transactions contemplated thereby shall in any respect give rise to any provision of the Agreement becoming effective."

1.2. Amendment to Definition of "Shares Acquisition Date". Section 1(n) of the Agreement shall be amended by inserting the following at the end of Section 1(n):

                  "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Shares Acquisition Date shall not occur by reason of the approval, delivery or execution of the Merger Agreement, the consummation of the Merger (as defined in the Merger Agreement), or any other transaction contemplated by the Merger Agreement."

1.3. Amendment to Definition of "Transaction". Section 1(p) of the Agreement shall be amended by inserting the following at the end of
         Section 1(p):

                  "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Transaction shall not occur by reason of the approval, delivery or execution of the Merger Agreement, the consummation of the Merger (as defined in the Merger Agreement), or any other transaction contemplated by the Merger Agreement."

1.4. Amendment to Section 3(a). Section 3(a) of the Agreement shall be amended by inserting the following at the end of Section 3(a):

                  "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Distribution Date shall not occur by reason of the approval, delivery or execution of the Merger Agreement, the consummation of the Merger (as defined in the Merger Agreement), or any other transaction contemplated by the Merger Agreement."

1.5. Amendment to Section 7(a). Clause (i) in Section 7(a) of the Agreement shall be amended and restated in its entirety to read as follows:

                  "(i) (1) the Close of Business on November 19, 2009 or (2) immediately prior to the Effective Time (as defined in the Merger Agreement) (the earlier of (1) and (2) being herein referred to as the "Final Expiration Date")"

1.6. Amendment to Section 13(b). Section 13(b) of the Agreement shall be amended by inserting the following provisions at the end of Section 13(b):

                  "Notwithstanding the foregoing or any provision to the contrary in this Agreement, none of Parent, its Subsidiaries, Affiliates or Associates, including Merger Sub, is, nor shall any of them be deemed to be, a Principal Party by virtue of
                  (i) their acquisition, or their right to acquire, beneficial ownership of Common Shares as a result of their execution of the Merger Agreement, (ii) the consummation of the Merger (as defined in the Merger Agreement), or (iii) any other transaction contemplated by the Merger Agreement."

1.7. Addition of Section 35. A new Section 35 is hereby added reading in its entirety as follows:

                  "This Agreement and the Rights established hereby will terminate in all respects immediately prior to the Effective Time (as defined in the Merger Agreement)."

1.8. Termination of Merger Agreement. If for any reason the Merger Agreement is terminated or the Merger is abandoned, then this Amendment shall be of no further force and effect and the Agreement shall remain exactly the same as it existed immediately prior to execution of this Amendment.

1.9. Definitions. Terms not otherwise defined in this Amendment shall have the meaning ascribed to such terms in the Agreement. The term "Agreement" as used in the Agreement shall be deemed to refer to the Agreement as amended hereby, and all references to the Agreement shall be deemed to include this Amendment.

1.10. Governing Law. This Amendment shall be deemed to be entered into under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

1.11. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

1.12. Effectiveness. This Amendment shall be effective as of the date first written above, and except as expressly set forth herein, the Agreement shall remain in full force and effect and otherwise shall be unaffected hereby.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, a duly authorized representative of each party has executed this Amendment, as of the date first written above.



                                          PACIFICARE HEALTH SYSTEMS, INC.

                                          By:  /s/ Joseph Konowiecki
                                               -------------------------------
                                               Name:  Joseph Konowiecki
                                               Title: General Counsel,
                                                      Executive Vice President


                                          COMPUTERSHARE INVESTOR SERVICES, LLC
                                                   As Rights Agent

                                          By:  /s/ Sharon Tulloch
                                               -------------------------------
                                               Name:  Sharon Tulloch
                                               Title: Chief Financial Officer